As filed with the U.S. Securities and Exchange Commission on December 9, 2025.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOBO TECHNOLOGIES LTD.

萝贝科技有限公司

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	3751	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd

Xinwu District, Wuxi, Jiangsu

People’s Republic of China, 214111

+86 510 88584252

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central Hong Kong SAR Telephone: +1 310-728-5129 Facsimile: +852-3923-1100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated December 9, 2025

LOBO TECHNOLOGIES LTD.

萝贝科技有限公司

Up to 4,000,000 Units

Each Unit Consisting of One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

or

Up to 4,000,000 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

Up to 4,000,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants

Up to 4,000,000 Class A Ordinary Shares Underlying the Series A Warrants

Up to 20,000,000 Class A Ordinary Shares Underlying the Series B Warrants (which contain a “zero cash exercise price” option)

This preliminary prospectus, or prospectus, relates to a best efforts public offering of up to 4,000,000 units, or Units, of LOBO Technologies Ltd., (the “Company”, “we”, “us” and “our”), each Unit consisting of (i) one Class A Ordinary Share, (ii) one Series A warrant, or Series A Warrant, to purchase one Class A Ordinary Share, and (iii) one Series B warrant, or Series B Warrant, to purchase one Class A Ordinary Share, or otherwise acquire such greater number of Class A Ordinary Shares as determined in accordance with the provisions of the Series B Warrant upon a “zero cash exercise price” option (as discussed below), at an assumed combined public offering price of $[__] per Unit, based upon the closing price of our Class A Ordinary Share on the NASDAQ Capital Market on November [__], 2025.

Each Series A Warrant will be immediately exercisable at an exercise price of 110% of the public offering price of each Unit in this offering and will expire two years after the issuance date. The Series A Warrants also contain certain anti-dilution protections, certain mechanisms for cashless exercise as further described herein.

Each Series B Warrant will be immediately exercisable at an exercise price of 110% of the public offering price of each Unit in this offering and will expire two years after the issuance date. The Series B Warrants also contain certain anti-dilution protections, certain mechanisms for cashless exercise and contain a zero cash exercise price option, as well as certain reset provisions of the exercise price and the number of Class A Ordinary Share, as further described herein.

Under the “zero cash exercise price” option of the Series B Warrants, a holder of the Series B Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Class A Ordinary Share equal to the product of (x) the aggregate number of Class A Ordinary Share that would be issuable upon a cash exercise of the Series B Warrant and (y) five (5). Accordingly, we believe it is highly unlikely that a holder of the Series B Warrants would pay an exercise price in cash to receive one Class A Ordinary Share when the holder could instead choose the zero cash exercise price option and pay no cash to receive up to five (5) Class A Ordinary Share. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series B Warrants.

Please see the section of this prospectus entitled “Description of the Securities we are Offering” for further information.

We are also offering the opportunity to purchase, if the purchaser so chooses in lieu of Units, up to 4,000,000 pre-funded units, or the Pre-Funded Units, to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Ordinary Share immediately following the consummation of this offering. Each Pre-Funded Unit consists of (i) one pre-funded warrant exercisable for one Class A Ordinary Share, or a Pre-Funded Warrant, (ii) one Series A Warrant, and (iii) one Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Unit will be equal to the price per Unit being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.001 per Class A Ordinary Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We are registering up to 28,000,000 Class A Ordinary Shares under this prospectus, including 20,000,000 Class A Ordinary Shares issuable if the holders of the Series B Warrants elect the zero cash exercise price option. As of December 6, 2025, there were 8,912,424 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares outstanding. If all of the Class A Ordinary Shares offered under this prospectus were issued and outstanding as of December 6 2025, such shares would represent approximately 68.9% of total number of Ordinary Shares issued and outstanding.

The Class A Ordinary Shares and/or Pre-Funded Warrants, and the accompanying Series A Warrants and Series B Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering the Class A Ordinary Shares issuable upon exercise of the Series A Warrants, Series B Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. Because a Series A Warrant and a Series B Warrant are being sold together in this offering with each Class A Ordinary Share and, in the alternative, each Pre-Funded Warrant to purchase one Class A Ordinary Share, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Class A Ordinary Shares and Pre-Funded Warrants sold.

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “LOBO.” On November [__], 2025, the last reported sale price of our Class A Ordinary Shares on the NASDAQ Capital Market was $[__] per share. All Class A Ordinary Shares, Pre-Funded Warrant, Series A Warrant, and Series B Warrants numbers are based on an assumed combined public offering price of $[__] per Unit. The actual public offering price will be determined through negotiation between us and the placement agent in the offering and may be at a discount to the current market price. Therefore, the assumed combined public offering price used throughout this prospectus may not be indicative of the final public offering price.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

There is no established trading market for the Units, Pre-Funded Units, Series A Warrants, Series B Warrants, or Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants, Series A Warrants, or Series B Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

This offering will terminate on          , 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to such date.

We are a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we have elected to follow home country practice instead of complying with NASDAQ Listing Rule 5635(d) shareholder approval requirements, we are not required to obtain, and do not intend to seek, shareholder approval of the issuance of the Units, to the extent that such approval would otherwise be required for a domestic issuer.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our Class A Ordinary Shares offered in this prospectus are shares of our BVI holding company, which has no material operations of its own and conducts substantially all of its operations through the operating entities established in the People’s Republic of China, or the PRC, primarily Jiangsu LOBO Electric Vehicle Co. Ltd. (“Jiangsu LOBO” or “Jiangsu WFOE”), our wholly-owned subsidiary, and its subsidiaries. Because all of our operations are conducted in China through our wholly-owned subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

In addition, as we currently conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Based on our management’s internal assessment, we believe we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. No effective laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. stock exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors” beginning on page [__] for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Class A Ordinary Shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. The HFCA Act (the “HFCA Act”), was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such Ordinary Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our prior auditor, TPS Thayer, LLC, or current auditor, HTL International, LLC. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist about whether this new framework will be fully complied with. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the Nasdaq Capital Market. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of our subsidiaries has made any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this Offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not paid any dividends or made any distributions to U.S. investors.

As of the date of this prospectus, there were no cash flows between our BVI holding company and our subsidiaries. Funds are transferred among our PRC subsidiaries for working capital purposes, primarily between Jiangsu LOBO, our main operating subsidiary, and its subsidiaries. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision) (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

	Per Share	Total (Assuming maximum offering)
Public offering price(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1) The offering price is $[__] per Unit.

(2) We estimate the total expenses of this offering payable by us will be approximately $[__]. Since this is a best efforts offering, we may not sell all or any of the Units offered pursuant to this prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December [__], 2025

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About this Prospectus

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the BVI. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, the terms “we,” “us,” “our Company,” “our,” the “Company” and “LOBO” refer to LOBO Technologies Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands. In addition, in this prospectus:

●	“3C” refers to China Compulsory Certification;

●	“Beijing LOBO” refers to Beijing LOBO Intelligent Machine Co., Ltd., previously a wholly-owned subsidiary of Jiangsu LOBO and disposed of by Jiangsu LOBO on April 21, 2025;

●	“BVI” refers to British Virgin Islands

●	“BVI Act” refers to the BVI Business Companies Act, (Revised), as amended;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

●	“Dezhou LOBO” refers to Dezhou LOBO Intelligent Manufacturing Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●

“Class A Ordinary Shares” refers to the Company’s Class A Ordinary Shares, par value US$0.001 per share, with 90,000,000 Class A Ordinary Shares authorized and 8,912,424 Class A Ordinary Shares outstanding as of the date of this prospectus;

●

“Class B Ordinary Shares” refers to the Company’s Class B Ordinary Shares, par value US$0.001 per share, with 10,000,000 Class B Ordinary Shares authorized and 3,730,320 Class B Ordinary Shares outstanding as of the date of this prospectus;

●	“EV(s)” refers to two-wheeled electric vehicles, three-wheeled electric vehicles and off-highway four-wheeled electric shuttles, or e-carts;

●	“e” refers to electric. All of our products are driven by electric power whether labeled “e” or not;

●	“E-bicycle” refers to the new national standard electric two-wheeled vehicle which conforms to the Safety Technical Specification for Electric Bicycle (GB 17761-2018);

●	“E-moped” refers to the electric two-wheeled vehicle which conforms to the General specifications for electric motorcycles and electric mopeds (GB/T 24158-2018);

●	“E-motorcycle” refers to the electric two-wheeled vehicle which conforms to the General specifications for electric motorcycles and electric mopeds (GB/T 24158-2018);

●	“GAAP” refers to accounting principles generally accepted in the U.S.;

●	“Guangzhou LOBO” refers to Guangzhou LOBO Intelligent Technologies Co. Ltd., a wholly-owned subsidiary of Jiangsu LOBO and disposed of by Jiangsu LOBO on December 10, 2024;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the PRC;

●	“Jiangsu LOBO” refers to Jiangsu LOBO Electric Vehicle Co. Ltd., a wholly-owned subsidiary of LOBO HK;

●	“LOBO HK” refers to LOBO Holdings Limited, a wholly-owned subsidiary of LOBO Technologies Ltd.;

●	“Memorandum and Articles of Association” refers to the second amended and restated memorandum and articles of association of the Company, as adopted by shareholders’ resolutions passed on 12 March 2024 and filed with the BVI registrar of corporate affairs on 18 March 2024;

●	“R&D” refers to research and development;

●	“RMB” or refers to the legal currency for the time being of China;

●	“SEC” or “Securities and Exchange Commission” refers to the U.S. Securities and Exchange Commission;

●	“share(s)”, “Share(s)” or “Ordinary Share(s)” refer to the Ordinary Share{s) of LOBO Technologies Ltd., consisting of Class A Ordinary Shares and Class B Ordinary Shares;

●	“Tianjin LOBO” refers to Tianjin LOBO Intelligent Robot Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“Tianjin Bibosch” refers to Tianjin Bibosch Intelligent Technologies Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“U.S.” or “United States” refers to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“U.S. dollars,” “dollars,” “USD”, “US$” or “$” refers to the legal currency for the time being of the United States;

●	“Wuxi Jinbang” refers to Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd, previously an 85%-owned subsidiary of Beijing LOBO and disposed of by Beijing LOBO on December 30, 2024; and

●	“Wuxi Zella” refers to Wuxi Zella Technology Trade Co., Ltd, a wholly-owned subsidiary of Jiangsu LOBO.

Our business is conducted by our subsidiaries in RMB for our business in China and U.S. dollars for our export business overseas. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts in our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date and include the exchange rate information for the fiscal years ended December 31, 2023 and 2022, and for the six months ended June 30, 2024.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2024	For the Six Months Ended June 30, 2025
Period Ended RMB: USD exchange rate	7.0999	7.2993	7.1636
Period Average RMB: USD exchange rate	7.0809	7.1957	7.2526

TRADEMARKS

Our logo and some of our trademarks and tradenames are used or incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, TM and SM symbols, but those references are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensor to these trademarks, tradenames and service marks.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Business Summary

Overview

We are an innovative electric vehicles manufacturer and seller. We design, develop, manufacture and sell e-bicycles, e-mopeds, e-tricycles, and electric off-highway four-wheeled shuttles such as golf carts and mobility scooters for the elderly and disabled persons. Leveraging our cutting-edge technologies in robotic and artificial intelligence, we are re-defining our products in order to provide users with convenient, affordable and pleasant driving experiences.

Headquartered in Wuxi, China, LOBO is a holding company and our operating entities include Jiangsu LOBO, Tianjin LOBO, Tianjin Bibosch, and Wuxi Zella as at the date of this prospectus. We are a provincial Hi-Tech company and Eagle-company verified by local government and golden plus supplier verified by Alibaba.com.

Tianjin LOBO, established in October 2021, manufactures e-tricycles and e-carts. Both Tianjin Bibosch, formed in March 2022, and Wuxi Zella, formed in August 2024, engage in the export business of our products.

We amended our then effective memorandum and articles of association in March 2023 in order to effect a reorganization of our Ordinary Shares by way of a sub-division and subsequent surrender of certain of our Ordinary Shares. In September 2023, we issued additional 700,000 Ordinary Shares to our shareholders on a pro-rata basis. On March 25, 2024, the Company closed an IPO of 1,380,000 Ordinary Shares, par value $0.001 per share. Kingswood, a division of Kingswood Capital Partners, LLC, acted as representative of the underwriters (the “Representative”).

In August 2025, the Company approved a change of name from LOBO EV TECHNOLOGIES LTD. 萝贝电动车科技有限公司” to: “LOBO TECHNOLOGIES LTD. 萝贝科技有限公司”, and created a new class of Class B Ordinary Shares of a par value US$0.001 each and redesignated the then Ordinary Shares as Class A Ordinary Shares, such that the Company is authorised to issue a maximum number of (i) 40,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (ii) 10,000,000 Class B Ordinary Shares of a par value US$0.001 each. The Company adopted the third amended and restated memorandum and articles of association to reflect these changes.

In December 2025, the Company approved an increase in maximum of authorized shares such that the Company is authorized to issue a maximum of (i) 90,000,000 Class A Ordinary Shares of a par value of US$0.001 each and (ii) 10,000,000 Class B Ordinary Shares of a par value of US$0.001 each. The Company adopted the fourth amended and restated memorandum and articles of association to reflect this change.

Our Mission

Our mission is to provide daily commuters with safer, smarter, and affordable e-bicycles, e-tricycles and e-carts.

Our Vision

Our vision is to provide commuters with affordable and high-quality EV and become a market leader in our industry by leveraging our design and intelligent technology.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

●	Accumulated industry resources and experienced management team

●	User-centered product design philosophy

●	Innovative marketing strategy

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Our Challenges

Currently, we are facing the following major challenges:

●	Major key players in this industry have raised sufficient funds to increase their manufacturing capacity and to increase the investments in sales channel development and talent recruitment after they were listed on the exchanges in China, Hong Kong and the U.S. in recent years. As a result, market concentration began to increase and the competition intensified.

●	If we fail to effectively implement our cost leadership strategy, we may lose our channels to the markets and suffer losses.

●	If we fail to provide appropriate differentiated products, we may lose our users and market share.

●	We may not be able to attract, retain, and motivate talented and experienced employees who share our vision and passion.

To overcome these challenges, we need adequate capital to make continuous investments in the technology R&D development, manage the stability of supply chain, market development, and recruitment, maintain our strength in the industry, improve profit margin, expand market share, and improve our brand awareness and reputation.

In general, the successful execution of our growth strategies depends on whether we can overcome certain challenges, manage risks and uncertainties, including but not limited to, our ability to maintain and enhance our brand awareness, innovate and successfully launch new products and services, maintain and expand our distribution network, satisfy the mandated safety standards relating to our products, secure the supply of components and parts used in our products, grow collaboration with our dealers, control costs associated with our operation and production, and recruit and retain dedicated executive officers, key employees and qualified personnel. Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Our Growth Strategies

We are still in the early stage of development, and growth is the most important goal of the Company at present. Considering the current market competition and our own strengths and weaknesses, our strategic goal is to become a hidden champion in the field of intelligent urban tricycles and e-carts through our efforts in the next decade. Our strategies to achieve this goal are as follows:

●	Continue to innovate and launch new products

●	Attach importance to customer relationship management

●	Diversify and increase marketing methods

●	Strengthen cost control

Brief introduction to our products

Two-wheeled Electric Vehicles (The e-bicycles)

E-bicycles. Our e-bicycles are powered by electric motors. The appearance of e-bicycles is similar to that of traditional bicycles, with a few plastic shields. Our e-bicycles can reach maximum speeds of 25 km/h when powered by an electric motor. Most of our e-bicycle models use lithium batteries. All of our e-bicycles conform to the new national standard GB17761-2018 and have obtained China Compulsory Certificate, or 3C. E-bicycles are more convenient for riders to ride than traditional bicycles as riders can rely on the electric motor for propulsion. As of June 30, 2024, we had 1 e-bicycle models with 3C. The suggested retail prices for the different models of our e-bicycles ranged from RMB1,200 (US$170) to RMB3,000 (US$425) as of June 30, 2024 (including batteries and chargers).

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E-Mopeds. Our e-mopeds are powered by electric motors and generally have more powerful motors, more capacity batteries than the e-bicycles. All of the e-mopeds conform to the “General specifications for electric motorcycles and mopeds’ (GB/T 24158-2018).” Most of the e-mopeds are exported overseas, including to Europe, Southeast Asia and Latin America. Very few of our e-mopeds have been sold in China. As of June 30, 2024, the suggested retail prices for the different models ranged from RMB2,000 (US$280) to RMB4,000 (US$560) in China (including batteries and chargers).

For the six months ended June 30, 2025 and for the fiscal years ended December 31, 2024 and 2023, our revenue generated from sales of two-wheeled electric vehicles amounted to approximately RMB 49 million (US$ 6.7 million), RMB 80 million (US$10.9 million) and RMB 73 million (US$10.3 million), respectively, representing approximately 55%, 51% and 67% of our total revenue for those periods, respectively. For the six months ended June 30, 2024 and 2023, our revenue generated from sales of two-wheeled electric vehicles amounted to approximately RMB43.5 million (US$6.0 million) and RMB42.8 million (US$6.2 million, respectively, representing approximately 50% and 82% of our total revenue for those periods, respectively.

Three-wheeled Electric Vehicles (The e-tricycles)

Our e-tricycles consist of more than 30 models. Our e-tricycle is an urban leisure tricycle for one or two adult passengers’ commuter use only, which is mainly composed of a front wheel and two rear wheels, of which two rear wheels are power wheels and the front wheel is the steering wheel. The maximum speed is usually less than 25 km/h.

As of June 30, 2025, the suggested retail prices for the different models of our multifunctional tricycles ranged from RMB2,300 (US$321) to RMB4,500 (US$628) (including batteries and chargers).

For the six months ended June 30, 2025 and for the fiscal years ended December 31, 2024 and 2023, our revenue generated from sales of three-wheeled electric vehicles amounted to approximately RMB 22 million (US$3.1 million), RMB 30 million (US$4.2 million) and RMB 15 million (US$2.1 million), respectively, representing approximately 26%, 20% and 14% of our total revenue for those periods, respectively. For the six months ended June 30, 2024 and 2023, our revenue generated from sales of three-wheeled electric vehicles amounted to approximately RMB17.4 million (US$2.4 million) and RMB5.8 million (US$0.8 million), respectively, representing approximately 20% and 11% of our total revenue for those periods, respectively.

Electric Off-highway Four-wheeled Shuttles (E-carts)

Our electric Off-highway Four-wheeled shuttles consists of electric golf carts and elderly e-scooters. These electric four-wheeled vehicles are powered by electric motors and are able to achieve maximum speeds of 40 km/h. They are designed for specific functions and certain models can carry loads of up to 200-300 kilograms. The elderly e-scooter is designed especially for the elderly and disabled persons and for one passenger only. The maximum speed is less than 10 km/h. The suggested retail prices for the different models of our golf carts range from RMB20,000 (US$2,800) to RMB60,000 (US$8,500) and the retail price of elderly scooters range from RMB2,500 (US$350) to 15,000 (US$2,100) (including batteries and chargers).

For fiscal years ended December 31, 2024 and 2023, our revenue generated from sales of four-wheeled electric vehicles amounted to approximately RMB 4.5 million (USD 624,000) and RMB 1.2 million (USD $165,000), representing 3% and 1% of our total revenue for those periods, respectively. For the six months ended June 30, 2025 and 2024, our revenue generated from sales of four-wheeled electric vehicles amounted to approximately RMB 2.5 million (US$0.4 million) and RMB 1.7 million (US$0.2 million), respectively, representing approximately 3% and 2% of our total revenue for those periods, respectively.

Industry Overview

China is one of the major manufacturers and consumers of two-wheeled electric vehicles, three-wheeled electric vehicles, and off-highway four-wheeled electric shuttles on a global scale. The new energy vehicles industry both in China and globally are large and growing steadily. The industry has been attracting investment in recent years. New technologies and new materials are also constantly being added to the products in the industry. As a result, competition within the industry is intensifying.

In 2024, although the market of China’s two-wheeled electric vehicles shows signs of slowing down, the global market remain expanding, with Europe and U.S. taking the lead. The tide of the electrification revolution has also reached Southeast Asia and Africa. In 2024, the overall performance of China’s electric vehicle industry was strong, despite showing signs of saturation. In terms of three-wheeled electric vehicles, the demand for leisure models continued to grow.

Electric two-wheeled vehicles normally refer to all kinds of two wheeled e-scooters, e-bicycles, e-mopeds, and e-motorcycles. China has adopted a new national standard promoting the use of lithium-ion battery-powered electric two-wheeled vehicles. With the amendment of the General Technical Specifications for Electric Bicycles, the Chinese government has set a limit on the total permissible weight of electric bicycles (including the weight of the battery) to 55kg starting from April 2019. Given the typical replacement cycle of electric two-wheeled vehicles, which ranges from three to five years, it was projected that the majority of two-wheeled vehicles on the road would be replaced and become compliant by 2022.

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Electric three-wheeled vehicles are divided into e-tricycles for transportation (usually in rural areas) and leisure (usually in urban areas) purposes. We only manufacture and sell e-tricycles for recreational purposes, which require certain licenses from the PRC government. The growth of sales volume of three-wheeled electric vehicle in China including freight cargo tricycles increased from approximately 7.0 million units in 2017 to approximately 14.2 million units in 2023, among them, the urban e-tricycle accounting for approximately 3.5 million units, the freight cargo tricycles accounting for approximately 7.5 million units.

The off-highway four-wheeled electric shuttles market including golf carts, sight-seeing tourist carts, various utilities carts and elderly scooters. The sales revenue of China’s off-highway four-wheeled electric shuttles industry also witnessed growth, rising from approximately US$1.2 billion in 2017 to approximately US$3.9 billion in 2028, reflecting CAGR of approximately 11.2%. With the continuous growth of the elderly population, the segment of four-wheeled elderly e-scooters is expected to contribute increasingly to the sales revenue.

Corporate Information

Our principal executive office is located at Gemini Mansion B 901, Software Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, and our phone number is +86 510 88584252. Our registered office in the BVI is located at the offices of Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, BVI. We maintain a corporate website at http://www.loboevtech.com (and investors may also visit http://www.loboebike.com for information of the Company). The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus.

Compliance with Foreign Investment

Based on our management’s internal assessment, we believe none of our business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) promulgated by the Ministry of Commerce of the PRC (“MOFCOM”) and the National Development and Reform Commission of the PRC (“NDRC”). Therefore, we are able to conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

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Summary of Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk described under “Risk Factors” under the heading “Item 3. Key Information — D. Risk Factors” in the 2024 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the risk factors below, which augment the risk factors set forth in our 2024 Annual Report, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Dual-Class Share Structure

●	The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Huajian Xu, our Chairman of the Board of Director and Chief Executive Officer, and his interest may not be aligned with the interests of our other shareholders. Please see page 9 of this prospectus;

●	The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares. Please see page 9 of this prospectus;

●	Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. Please see page 9 of this prospectus;

Risks Related to Our Securities and This Offering

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Potential CAC and CSRC Approval Required for This Offering

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Revised Review Measures”), which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. We do not collect or store any personal data (including certain personal information) from our individual end-users. As of date of this prospectus, we have not collected or stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Based on our management’s internal assessment, we believe that as of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for this Offering but fail to obtain such approval or clearance, we will not be able to pursue this Offering any further. See “Risk Factors—Risks Relating to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Ordinary Shares to significantly decline or become worthless” and “—Risks Related to Our Securities and This Offering—The CSRC issued the Overseas Listing Regulations for China-based companies seeking to offer its securities in foreign markets. The Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder the Company’s ability to continue to offer its Ordinary Shares to investors and could cause the value of its securities to significantly decline or become worthless.”

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Implications of Being an Emerging Growth Company

As a Company with less than $1.23 billion in revenue during our last fiscal year, we qualify as an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth Company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth Company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth Company. The JOBS Act provides that we would cease to be an “emerging growth Company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.23 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public Company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the BVI, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

Implications of Being a Controlled Company

We became a “controlled company” as defined under the Nasdaq listing rules because Mr. Huajian Xu, our Chairman and CEO, beneficially own approximately 24.4% of our Ordinary Shares in aggregate and are able to exercise approximately 74.00% of the total voting power of our issued and outstanding shares. Upon the consummation of this Offering, we will continue to be a “controlled company” because at such time, Mr. Xu will hold approximately 7.60% of our total issued and outstanding Shares and will be able to exercise approximately 55.42% of the total voting power of our issued and outstanding share capital. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See section titled “Risk Factors — Risks Relating to Our Securities and This Offering.”

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers.

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THE OFFERING

Issuer	LOBO TECHNOLOGIES LTD

Securities offered by us

Up to 4,000,000 Units, each Unit consisting of one Class A Ordinary Share, one Series A Warrant to purchase one Class A Ordinary Share and one Series B Warrant to purchase one Class A Ordinary Share for cash or otherwise acquire such greater number of Class A Ordinary Share as determined in accordance with the provisions of the Series B Warrant upon a zero cash exercise price option.

This prospectus also relates to the offering of the Class A Ordinary Shares issuable upon exercise of the Series A Warrants, Series B Warrants and Pre-Funded Warrants. To better understand the terms of the Series A Warrants and Series B Warrants, you should carefully read the “Description of the Securities We Are Offering” section of this prospectus. You should also read the form of the Series A Warrants, Series B Warrant and Pre-Funded Warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering the opportunity to invest in units consisting of one Pre-Funded Warrant to purchase one Class A Ordinary Share in lieu of one Class A Ordinary Share and one Series A Warrant and Series B Warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the Class A Ordinary Share outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one Class A Ordinary Share, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The Class A Ordinary Shares (or Pre-Funded Warrants) and the Series A Warrants and Series B Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

For each Pre-Funded Unit we sell (without regard to any limitation on exercise set forth therein), the number of Units we are offering will be decreased on a one-for-one basis. Because one Series A Warrant and one Series B Warrant are being sold together in this offering with each Class A Ordinary Share and, in the alternative, each Pre-Funded Warrant to purchase one Class A Ordinary Share, the number of Series A Warrants and Series B Warrants sold in this offering will not change as a result of a change in the mix of the Class A Ordinary Share and Pre-Funded Warrants sold.

Public Offering Pirce Per Unit

$[__] per each Unit.

$[___] per each Pre-Funded Unit, based upon an assumed combined public offering price of $[__], minus $0.001, and the exercise price of each Pre-Funded Warrant included in such Units will be $0.001 per share.

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Warrants offered by us

Each Pre-Funded Warrant will be exercisable at $0.001 per Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise.

Each Series A Warrant and Series B Warrants will have an initial exercise price of 110% of the public offering price of each Unit in this offering, will be exercisable upon issuance, and will expire two years from the issuance date. The Series A Warrants and Series B Warrants also contain certain anti-dilution provisions, certain mechanisms for cashless exercise and the Series B Warrants contain a zero cash exercise price options, which allows warrant holders to acquire a number of Class A Ordinary Shares without additional cash consideration.

Under the zero cash exercise price option of the Series B Warrants, a holder of the Series B Warrant has the right to receive, without payment of any additional cash to the Company, an aggregate number of Class A Ordinary Shares equal to the product of (x) the aggregate number of Class A Ordinary Shares that would be issuable upon a cash exercise of the Series B Warrant and (y) five (5). Accordingly, we believe it is highly unlikely that a holder of the Series B Warrants would pay an exercise price in cash to receive one Class A Ordinary Share when the holder could instead choose the zero cash exercise price option and pay no cash to receive up to five Class A Ordinary Shares if the exercise price decreases to and equals the floor price at the time of such election. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the Series B Warrants.

Total Ordinary Shares outstanding immediately prior to this offering	[____] Class A Ordinary Shares and [___] Class B Ordinary Shares

Total Ordinary Shares to be outstanding immediately after this offering	[___] Class A Ordinary Shares, in each case assuming the sale of all Units covered by this prospectus or the exercise of the Pre-Funded Warrants, and no exercise of the Series A Warrants and Series B Warrants issued in this offering. If all of the Series A Warrants and Series B Warrants offered to investors in this offering are exercised utilizing the zero cash exercise price option, an aggregate [_____] Class A Ordinary Shares and [___] Class B Ordinary Shares would be issued and outstanding.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “LOBO”.

Use of proceeds	We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes. Pending other uses, we intend to invest the net proceeds to us in short-term, interest-bearing investments. We cannot predict whether the net proceeds invested will yield a favorable return. See “Use of Proceeds.”

Risk factors	The Class A Ordinary Share offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 9 for a discussion of factors to consider before deciding to invest in our securities.

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RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2024 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Class A Ordinary Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Relating to Our Dual-Class Share Structure

The dual class structure of our Ordinary Shares has the effect of concentrating voting control with Mr. Huajian Xu, our Chairman of the Board of Director and Chief Executive Officer, and his interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to twenty (20) votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, Mr. Huajian Xu, our Chairman of the Borad of Directors and Chief Executive Officer, beneficially owns 3,090,320, or 82.84%, of our issued Class B Ordinary Shares, representing approximately 74.00% of the voting rights in our Company. As a result, until such time as Mr. Huajian Xu’s voting power is below 50%, Mr. Huajian Xu as the controlling shareholder has substantial influence over our business, including decisions regarding mergers, consolidations, and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Since we are a “controlled company” within the meaning of the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our largest shareholder, Mr. Huajian Xu, indirectly owns more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Risks relating to this Offering

We are selling a substantial number of Class A Ordinary Shares in this offering, which could cause the price of our Class A Ordinary Shares to decline.

In this offering, we are offering up to an aggregate of 4,000,000 Class A Ordinary Shares or Pre-Funded Warrants to purchase up to 4,000,000 Class A Ordinary Shares, and Series A Warrants exercisable for up to 4,000,000 Class A Ordinary Shares and Series B Warrants exercisable for up to 20,000,000 Class A Ordinary Shares if the holders of the Series B Warrants elect the zero cash exercise price option.

If all of the Class A Ordinary Shares offered under this prospectus were issued and outstanding as of November [__], 2025, such shares would represent approximately [__]% of total number of Ordinary Shares issued and outstanding.

Furthermore, the market price of our Class A Ordinary Shares could decline as a result of actual or anticipated future issuances, including the issuance of shares from Series B Warrant exercises, which will result in substantial dilution to existing shareholders. The existence of the potential additional Class A Ordinary Shares in the public market or the perception of potential dilution from future issuances could depress the market price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect, if any, that market sales of those A Ordinary Shares or the availability of those Class A Ordinary Shares for sale will have on the market price of our Class A Ordinary Shares.

9

This offering may cause the price of our Class A Ordinary Shares to decline and fall below the minimum bid price requirement required by the NASDAQ Listing Rules, which could result in our Class A Ordinary Shares being delisted from The NASDAQ Capital Market. A delisting of our Class A Ordinary Shares from The NASDAQ Capital Market could adversely affect our ability to raise additional capital through the public or private sale of equity securities, the ability of investors to dispose of Class A Ordinary Shares or obtain accurate quotations as to the market value of our Class A Ordinary Shares and the price and value of our Class A Ordinary Shares.

Our Class A Ordinary Shares are currently listed on The NASDAQ Capital Market. Continued listing of a security on The NASDAQ Capital Market is conditioned upon compliance with various continued listing standards. In particular, the requirements for The NASDAQ Capital Market impose a minimum $1.00 per share bid price requirement. To comply with this requirement, the closing price for our Class A Ordinary Shares must not fall below $1.00 for a 30 consecutive trading day period. If we are unable to maintain a minimum closing price of $1.00 per Class A Ordinary Share for the preceding 30 consecutive trading days, we will receive a deficiency letter from the staff of NASDAQ, or the Staff. The Staff may provide us with a 180-calendar day grace period to regain compliance with the bid price requirement.

Additionally, in the event of a delisting notice, we would typically have an opportunity to appeal such decision to the NASDAQ Hearing Panel or take other measures to preserve the listing of our Class A Ordinary Shares on The NASDAQ Capital Market, but these measures and any appeal may not be successful. If our Class A Ordinary Shares are delisted by NASDAQ, our Class A Ordinary Shares may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our Class A Ordinary Shares or obtain accurate quotations as to the market value of our Class A Ordinary Shares. We cannot ensure that our Class A Ordinary Shares, if delisted from The NASDAQ Capital Market, will be listed on any national securities exchange or quoted on an over-the counter quotation system.

In the event we are delisted from The NASDAQ Capital Market, the only established trading market for our Class A Ordinary Shares would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our Class A Ordinary Shares. Delisting would likely also reduce the visibility, liquidity, and value of our Class A Ordinary Shares, reduce institutional investor interest in our company, and may increase the volatility of our Class A Ordinary Shares. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects.

Unless our Class A Ordinary Shares are listed on a national securities exchange, such as NASDAQ, our Class A Ordinary Shares will also likely be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These penny stock requirements and regulations could severely limit the liquidity of our Class A Ordinary Shares in the secondary market because fewer brokers or dealers would be likely to be willing to undertake related compliance activities to trade in our Class A Ordinary Shares. If our Class A Ordinary Shares are not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third-party and our trading activity in the secondary market may be reduced. Delisting from The NASDAQ Capital Market would also likely limit the range and attractiveness of strategic alternatives that we are able to consider, adversely affect our ability to raise additional capital through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities, and/or negatively affect the value and liquidity of our Class A Ordinary Shares.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 8,912,424 Class A Ordinary Shares and 3,730,320 Class B Ordinary Shares outstanding. The Class A Ordinary Shares sold in this offering, including the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, Series A Warrants, and Series B Warrants will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of Class A Ordinary Shares held by our significant shareholders or any other shareholder or the availability of these Class A Ordinary Shares for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our Class A Ordinary Shares after this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and dealers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the electric vehicle industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

11

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated as a BVI business company limited by shares under the laws of the BVI. We are incorporated in the BVI because of certain benefits associated with being a BVI Business Company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides less protections for investors. In addition, BVI companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by, Ogier, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

We were incorporated in the BVI in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services. However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following: (1) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) BVI companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. We are aware that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts.

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USE OF PROCEEDS

Assuming we sell all Units offered pursuant to this prospectus, we estimate the net proceeds from this offering will be approximately $[__] million, based on an assumed combined public offering price of $[__] per Unit with Class A Ordinary Shares and $[__] per Unit with Pre-Funded Warrants, after deducting estimated offering expenses payable by us as described in “Plan of Distribution,” and excluding the proceeds, if any, from the cash exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants sold in this offering.

We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes.

The allocation of the net proceeds of the offering represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amount we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research and development programs, our ability to gain access to additional financing, and other factors described under “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2024. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our management’s judgment regarding the application of the net proceeds of this offering.

Pending the application of the net proceeds as described above, we will hold the net proceeds from this offering in short-term, interest-bearing, securities.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the BVI. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under BVI law, namely that we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our company will not be less than the sum of our total liabilities. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

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CAPITALIZATION

The following unaudited pro-forma financial statements sets forth our capitalization as of June 30, 2025:

● on an actual basis; and

● on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the offering price of $[__] per share, and after deducting the offering expenses payable by us, we estimated the net proceeds will be approximately $[__].

	As of June 30, 2025
		As Adjusted
	Actual	For the Offering
Long-term loan	$168,718	$

Equity:
Common stock* (par value of $0.001 per share, 50,000,000 shares authorized, 11,892,744 Common stock issued as of June 30, 2025 on actual basis; 15,892,744 issued as adjusted for the offering )	11,893
Additional paid-in capital	9,779,056
Retained earnings	(1,055,235)
Accumulated other comprehensive income	(401,540)
Statutory reserve	279,200
Total Equity	$8,613,374	$
Total Capitalization	$8,782,092	$

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the amount per Unit paid by purchasers, assuming that all the units are issued and no value is attributed to the warrants, in this public offering and the as adjusted net tangible book value per Class A ordinary share immediately after the closing of this offering. Such calculation does not reflect any potential dilution associated with the sale and exercise of warrants, which would cause the actual dilution to you to be higher.

Our net tangible book value as of June 30, 2025 was approximately 8,045,067, or $0.70 per ordinary share. Net tangible book value per [ordinary share] is determined by dividing our total tangible assets, less total liabilities, by the number of our Ordinary Shares outstanding as of June 30, 2025.

After giving effect to the sale of all Units by us in this offering at an assumed public offering price of $[  ] per Unit, and assuming no sale of any Pre-Funded Units and no exercise of the Series A and Series B Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately [  ] million, or $[  ] per ordinary share. This represents an immediate decrease in net tangible book value of [  ] per ordinary share to our existing shareholders and an immediate accretion of $[  ] per ordinary share to investors purchasing Units in this offering. The final public offering price will be determined through negotiation between us and the placement agent in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

The following table illustrates this dilution on a per ordinary share basis:

As at June 30, 2025
Per Ordinary Shares
Assumed public offering price per Class A ordinary share	$
Historical net tangible book value per Class A ordinary share as of June 30, 2025	$0.7
Decrease to net tangible book value per Class A ordinary share attributable to investors purchasing our Class A ordinary share in this offering	$
As adjusted net tangible book value per Class A ordinary share as of June 30, 2025, after giving effect to this offering	$
Accretion per Class A ordinary share to the investors in this offering	$

A $1.00 increase in the assumed combined public offering price of $[__] per Unit would increase the as adjusted net tangible book value per Class A Ordinary Share by $[___] and increase the accretion per Class A Ordinary Share to investors participating in this offering by $[___], assuming no sale of any Pre-Funded Units and no exercise of the Series A Warrants and Series B Warrants, and after deducting estimated offering expenses payable by us.

The information discussed above is illustrative only and will be adjusted based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at the time of pricing. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of any warrants issued in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the discussion and analysis of our financial condition and results of operations in conjunction with our audited consolidated financial statements and accompanying notes for the year ended December 31, 2023 included in our annual report filed with the SEC on April 30, 2024, for the year ended December 31, 2024, included in our annual report filed with the SEC on April 28, 2025, as amended on July 8, 2025, as well as for the interim period ended June 30, 2025 included in our 6-K filed with the SEC on September 3, 2025. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Shares Beneficially Owned Prior to This Offering					Shares Beneficially Owned After This Offering
Name of	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Beneficial Owners	Number	%(1)	Number	%(1)	%(2)	Number	%(1)	Number	%(1)	%(2)
Directors and Executive Officers:
Huajian Xu(4)			3,090,320	82.84	74.00			3,090,320	82.84	55.42
Yiwei Xu	-	-	-	-	-	-	-	-	-	-
Huiyan Xie			640,000	17.16	15.33			640,000	17.16	11.48
Zhaohui Randall Xu	-	-	-	-	-	-	-	-	-	-
Yan Lu	-	-	-	-	-	-	-	-	-	-
Harry D. Schulman	64,000	0.72	-	-	0.08	64,000	0.17	-	-	0.06
All directors and executive officers as a group	64,000	0.72	3,730,320	100	89.41	64,000	0.17	3,730,320	100	66.96

5% shareholders:
Wealthford Capital Ltd.(3)			3,090,320	82.84	74.00			3,090,320	82.84	55.42
Huiyan Xie			640,000	17.16	15.33			640,000	17.16	11.48

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, 214111.

(2)	Applicable percentage of ownership is based on 10,265,000 Ordinary Shares outstanding immediately after the Offering. Each Class A Ordinary Share shall, on a poll, be entitled to one (1) vote per share, and each Class B Ordinary Share shall, on a poll, be entitled to twenty (20) votes per share.

(3)	3,090,320 Class B Ordinary Shares directly held by Wealthford Capital Ltd. of which our CEO is the 90% shareholder and holds the voting and dispositive power over the Class B Ordinary Shares held by such entity.

(4)	Huajian Xu, our Chief Executive Officer, is the 90% shareholder of Wealthford Capital Ltd. and holds the voting and dispositive power over the Class B Ordinary Shares held by such entity.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 40,642,744 Ordinary Shares outstanding. All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 369,124 Class A Ordinary Shares immediately after this offering, assuming the sales of all of the Class A Ordinary Shares we are offering; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares which will equal approximately 102,650 Ordinary Shares assuming sale of all the units we are offering at the closing; or

●	the average weekly trading volume of our Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales by our affiliates under Rule 144 are also subject to certain requirements relating to the manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting Company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer, LLC.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Selling Restrictions

No action has been taken in any jurisdiction except the United States that would permit a public offering of our Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our Chief Executive Officer, Mr. Huajian Xu, to sell Units on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Units that are sold.

There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. Mr. Huajian Xu, our Chief Executive Officer, will sell the Mr. Huajian Xu on behalf of the Company, and he intends to offer the Mr. Huajian Xu to friends, family members and business acquaintances. In offering the Mr. Huajian Xu on our behalf, Mr. Xu will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act.

Mr. Huajian Xu will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

● Mr. Huajian Xu is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

● Mr. Huajian Xu will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

● Mr. Huajian Xu is not, nor will he be at the time of his participation in the offering, an associated person of a broker- dealer; and

● Mr. Huajian Xu meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

● primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities;

● is not a broker or dealer, or been associated person of a broker or dealer, within the preceding 12 months; and

● has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control person, and affiliates of the same do not intend to purchase any securities in this offering.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Units and underlying securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our Units and underlying securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our Units and underlying securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

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LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Class A Ordinary Shares offered hereby will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the years then ended included in this prospectus have been so included in reliance on the report of HTL International, LLC and TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our latest annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 28, 2025, as amended on July 8, 2025;

●	the description of our Ordinary Shares contained in exhibit 2.2 to the 2024 Annual Report, filed with the SEC on April 30, 2024, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description; and

●	our current reports on Form 6-K, furnished to the SEC on March 26, 2024, June 25, 2024, 30 September 2024, December 16, 2024, December 30, 2024, March 31, 2025, May 16, 2025, July 15, 2025, July 16, 2025, July 17, 2025, August 8, 2025, September 3, 2025, September 16, 2025, October 15, 2025, October 15, 2025, and October 31, 2025.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

LOBO TECHNOLOGIES LTD.

Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd

Xinwu District, Wuxi, Jiangsu

People’s Republic of China, 214111

+ 86 510 88584252

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this Offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we have become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

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Up to 4,000,000 Units

Each Unit Consisting of One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

or

Up to 4,000,000 Pre-Funded Units

Each Pre-Funded Unit Consisting of One Pre-Funded Warrant to Purchase One Class A Ordinary Share

One Series A Warrant to Purchase One Class A Ordinary Share

And One Series B Warrant to Purchase One Class A Ordinary Share

Up to 4,000,000 Class A Ordinary Shares Underlying the Pre-Funded Warrants

Up to 4,000,000 Class A Ordinary Shares Underlying the Series A Warrants

Up to 20,000,000 Class A Ordinary Shares Underlying the Series B Warrants (which contain a “zero cash exercise price” option)

LOBO Technologies Ltd.

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In September 2023, our initial shareholders approved a reorganization of our Ordinary Shares by way of a sub-division and subsequent surrender of certain of our Ordinary Shares such that the authorized share of the company has been increased to 50,000,000 Ordinary Shares of $0.001 par value each. In September 2023, the Company issued additional 700,000 Ordinary Shares to our shareholders on a pro-rata basis, resulting in an aggregate of 6,400,000 Ordinary Shares outstanding.

The foregoing issuances were exempt from registration under the Securities Act since they were transactions not involving a public offering. No underwriters were involved in these issuances of Ordinary Shares.

On December 10, 2024, the Company entered into the Securities Purchase Agreement with the Investor pursuant to which the Company shall issue the Investor the Convertible Note, at the purchase price of $1,500,000, in the original principal amount of $1,635,000.00 convertible into Ordinary Share. In addition, pursuant to the Securities Purchase Agreement, the Company shall issue 850,000 Pre-delivery Shares at par value $0.001 per share to the Investor. The Note bears a simple interest at a rate of 7% per annum. All outstanding principal and accrued interest on the Note will become due and payable twelve months after the purchase price of the Convertible Note is delivered by the Investor to the Company (the “Purchase Price Date”) The Convertible Note includes an original issue discount of $120,000.00 along with $15,000.00 for investor’s fees, costs and other transaction expenses incurred in connection with the purchase and sale of the Convertible Note. The Company may prepay all or a portion of the Convertible Note at any time by paying 110% of the outstanding balance elected for pre-payment. Under the Securities Purchase Agreement, while the Convertible Note is outstanding, the Company agreed to keep adequate public information available and maintain its Nasdaq listing. Upon the occurrence of a Trigger Event (as defined in the Convertible Note), the Investor shall have the right to increase the balance of the Convertible Note by 15% for Major Trigger Event (as defined in the Note) and 10% for Minor Trigger Event (as defined in the Note). In addition, the Convertible Note provides that upon occurrence of an Event of Default, the interest rate shall accrue on the outstanding balance at the rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon repayment of the Convertible Note by Company in full, the Investor shall within fifteen (15) Trading Days deliver to Company 850,000 Ordinary Shares (equal to the number of the Pre-delivery Shares) at $0.001 each Ordinary Share. The Convertible Note contains a floor price of $1.00 for the possible future conversions into Ordinary Shares. In the event a conversion notice is delivered where the conversion price is less than the floor price, the Investor shall have the right to elect to have the applicable conversion amount paid in cash rather than Ordinary Shares.

Other than disclosed herein, we did not issue any securities in the past three years.

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Item 8. Exhibits.

(a) Exhibits

See Exhibit Index of this registration statement:

EXHIBIT INDEX

Exhibit No.	Description of document
3.1*	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
3.2*	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with Form 6-K of the Company (File No.: 333-270499) with the SEC on March 25, 2024)
3.3*	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with Form 6-K of the Company (File No.: 001-41981) with the SEC on August 8, 2025)
4.1**	Form of Pre-Funded Warrant
4.2**	Form of Series A Warrant
4.3**	Form of Series B Warrant
5.1***	Opinion of Ogier regarding the validity of Ordinary Shares being registered
5.2**	Opinion of Loeb & Loeb LLP regarding the validity of Series A Warrants, Series B Warrants and Pre-Funded Warrants being registered
10.1*	Translation of House Lease Contract dated January 5, 2022 entered by and between Guangzhou New Technology Institute and Guangzhou LOBO (incorporated by reference to Exhibit 10.2 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.2*	Translation of Leasing Contract entered by Tianjin Junli Electric Vehicle Co., Ltd. and Beijing LOBO (incorporated by reference to Exhibit 10.3 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.3*	Translation of House Lease Contract entered by Beijing Chuangfu Spring Business Service Co., Ltd. and Beijing LOBO (incorporated by reference to Exhibit 10.4 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.4*	Translation of Office Building Lease Contact dated March 30, 2022, entered by Tianjin Youdatong Operation Management Co., Ltd and Tianjin Bibosch (incorporated by reference to Exhibit 10.5 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.5*	Translation of Plant Lease Contract dated December 20, 2021 entered by Tianjin Youdatong Operation Management Co., Ltd. and Tianjin Bibosch (incorporated by reference to Exhibit 10.6 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.6*	Translation of Office Building Lease Contract entered by Tianjin Youdatong Operation Management Co., Ltd. and Tianjin LOBO (incorporated by reference to Exhibit 10.7 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.7*	Translation of Lease Contact entered by Wuxi Software Industry Development Co., Ltd. and Jiangsu LOBO (incorporated by reference to Exhibit 10.8 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.8*	Translation of House Lease Contact entered by Sichuan Yuanxing Rubber Co., Ltd. and Wuxi Jinbang (incorporated by reference to Exhibit 10.9 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.9*	Translation of Plant Lease Agreement entered by Tianjin Golden Wheel Bicycle (Group) Co., Ltd. and Beijing LOBO dated June 24, 2023. (incorporated by reference to Exhibit 10.12 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.10*	Translation of Shares Transfer Agreement dated December 12, 2021 (incorporated by reference to Exhibit 10.13 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.11*	Translation of Supplement Agreement to the Shares Transfer Agreement dated March 18, 2023 (incorporated by reference to Exhibit 10.14 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
10.12*	Securities Purchase Agreement dated December 10, 2024 (incorporated by reference to Exhibit 99.1 filed with Form 6-K of the Company (File No.: 333-270499) with the SEC on December 16, 2024)
10.13*	Convertible Promissory Note dated December 13, 2024 (incorporated by reference to Exhibit 99.2 filed with Form 6-K of the Company (File No.: 333-270499) with the SEC on December 16, 2024)
10.14**	Form of Securities Purchase Agreement
21.1**	List of Subsidiaries
23.1**	Consent of HTL International, LLC
23.2**	Consent of TPS Thayer, LLC
23.3***	Consent of Ogier (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page hereto)
99.1*	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.1 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
99.2*	Consent of Beijing Bo Yan Zhishang Information Advise Co., Ltd. (incorporated by reference to Exhibit 99.6 filed with registration statement F-1 of the Company (File No.: 333-270499) with the SEC on March 6, 2024)
107**	Filing Fee Table

* Previously filed

** Filed herewith

*** To be filed by amendment

II-2

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Wuxi, China, on December 9, 2025.

LOBO Technologies Ltd.

By:	/s/ Huajian Xu
Name:	Huajian Xu
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Huajian Xu, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huajian Xu	Chief Executive Officer and Director	December 9, 2025
Huajian Xu	(Principal Executive Officer)

/s/ Yiwei Xu	Chief Financial Officer	December 9, 2025
Yiwei Xu	(Principal Financial and Accounting Officer)

/s/ Huiyan Xie	Chief Operating Officer	December 9, 2025
Huiyan Xie

/s/ Zhaohui Randall Xu	Independent Director	December 9, 2025
Zhaohui Randall Xu

/s/ Yan Lu	Independent Director	December 9, 2025
Yan Lu

/s/ Harry D. Schulman	Independent Director	December 9, 2025
Harry D. Schulman

II-4

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of LOBO Technologies Ltd., has signed this registration statement in Newark, Delaware, on December 9, 2025.

Authorized U.S. Representative Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

II-5